SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2009

VELOCITY ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29463	51-0392750
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

523 N. Sam Houston Parkway East
Suite 175
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(713) 741-0610
(Registrant's telephone number, including area code)

Sonterra Resources, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2009, Velocity Energy Partners LP, through Velocity Energy Limited LLC, its General Partner, both of which are subsidiaries of Velocity Energy Inc., entered into a binding letter of intent with Classic Oil & Gas Resources, Inc. and its Selling Shareholders, William W. Kelley Jr., and Alvin Kirk, to acquire for total consideration of approximately $5 million more than 100 producing natural gas wells producing 2,500 Mcf/d of natural gas from several producing zones in the Maxton, Big Lime, Weir, Gordon and Devonian Shale formations on oil and gas leases in five counties in southern West Virginia covering approximately 13,500 acres. Classic’s recent third party reserve report indicated that net proved reserves exceed 15,000 MMcf as of April 1, 2009, the effective date of the sale. The transaction is scheduled to close on or before May 31, 2009.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Letter of Intent to Acquire Assets of Classic Oil & Gas Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velocity Energy Inc.
Dated: April 17, 2009
	By:	/s/ Donald E. Vandenberg
Donald E. Vandenberg, CEO

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Letter of Intent to Acquire Assets of Classic Oil & Gas Resources, Inc.